Exhibit 32.1(1)

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 of The Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of WebEx Communications, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Subrah S. Iyar, Chief Executive Officer of the Company, certify, for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  August 13, 2003


/s/  SUBRAH S. IYAR
------------------------
Subrah S. Iyar
Chief Executive Officer





A signed original of this written statement required by 18 U.S.C.
Section 1350 was provided to WebEx Communications, Inc. and will be retained by WebEx Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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(1)  This statement is submitted pursuant to 18 U.S.C. Section 1350 and shall not be deemed to be filed for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.